UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 30, 2014

HARMAN INTERNATIONAL INDUSTRIES, INCORPORATED

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	001-09764	11-2534306
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Atlantic Street, Suite 1500

Stamford, CT 06901

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (203) 328-3500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On October 30, 2014, Harman International Industries, Incorporated (the “Company”) issued a press release (the “Earnings and Guidance Release”): (a) announcing its financial results for the first quarter ended September 30, 2014 and (b) confirming the fiscal year 2015 guidance issued on August 7, 2014 and which was included in the Company’s fiscal year 2014 fourth quarter earnings release furnished on Form 8-K on August 7, 2014. A copy of the Earnings and Guidance Release is furnished as part of this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

Earnings and Guidance

See Item 2.02 “Results of Operations and Financial Condition” above.

Share Buyback Program

Also on October 30, 2014, the Company issued a press release announcing that its Board of Directors authorized a new three-year share buyback program of up to $500 million (the “Share Buyback Release”). The foregoing is qualified by reference to the Share Buyback Release which is filed as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by this reference.

The information contained in this Current Report on Form 8-K, including the accompanying Exhibit 99.1 and Exhibit 99.2, is being furnished, not filed, and accordingly it will not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Harman International Industries, Incorporated Earnings and Guidance Release dated October 30, 2014.

99.2	Harman International Industries, Incorporated Share Buyback Release dated October 30, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARMAN INTERNATIONAL INDUSTRIES, INCORPORATED

By:	/s/ Todd A. Suko
Todd A. Suko
Executive Vice President and General Counsel

Date: October 30, 2014